Exhibit 99.2

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2011	2010
Assets
Cash	$260,307	$145,467
Accounts receivable	181,379	161,928
Other	4,673	8,793
Total Current Assets	446,359	316,188

Property and equipment	409,495	359,322
Accumulated depreciation	(83,599)	(49,579)
Property and Equipment, net	325,896	309,743

Finance costs, net	2,869	3,217
Other assets	8,781	1,802
Total Other Assets	11,650	5,019

Total Assets	$783,905	$630,950

Liabilities and Stockholders' Equity (Deficit)
Accounts payable	$50,296	$43,527
Accrued expenses	21,419	17,851
Accrued payroll	51,322	14,537
Line of credit	98,500	95,000
Current maturities of long term debt	33,080	29,262
Total Current Liabilities	254,617	200,177
Long term debt, net of current maturities	373,520	261,461
Total Liabilities	628,137	461,638
Commitments
Stockholders' Equity:
Common stock (no par value, 1,000 shares authorized,	$-	$-
1,000 and 800 shares issued and outstanding as of September 30, 2011 and 2010, respectively)
Additional paid-in capital	219,711	86,409
Retained earnings (deficit)	(63,943)	82,903
Total Stockholders' Equity	155,768	169,312

Total Liabilities and Stockholders' Equity	$783,905	$630,950

See independent accountants' review report and notes to these consolidated financial statements.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(for the nine months ended)
	September 30,	September 30,
	2011	2010

Net Revenues	$1,013,278	$941,306

Cost of Revenues	252,391	200,308
Gross Profit	760,887	740,998

Operating Expenses
Selling and Administrative Expenses (includes stock compensation
of $256,284)	764,757	446,136
Research and development	63,302	56,830
Depreciation and Amortization Expense	22,289	4,543
Total Operating Expenses	850,348	507,509

Other Expenses
Interest Expense, net	19,075	7,655
Total Other Expenses	19,075	7,655

Net Income (Loss)	$(108,536)	$225,834

Net Earnings (Loss) Per Share
basic and diluted	$(109)	$282
Weighted Average Shares Outstanding
basic and diluted	1,000	800

See independent accountants' review report and notes to these consolidated financial statements.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

			Additional
	Common Stock		Paid In	Retained	Total
	Shares	Amount	Capital	Earnings	Equity

Balance, December 31, 2009	800	$-	$86,409	$-	$86,409

Net income for the nine month period				225,834	225,834
Stockholder distributions				(142,931)	(142,931)

Balance, September 30, 2010	800	$-	$86,409	$82,903	$169,312

Balance, December 31, 2010	800	$-	$86,409	$44,593	$131,002

Net (loss) for the nine month period				(108,536)	(108,536)
Issuance of stock for compensation	200		256,284		256,284
Stockholder distributions			(122,982)		(122,982)

Balance, September 30, 2011	1,000	$-	$219,711	$(63,943)	$155,768

* The Company has given retroactive treatment to a 1 for 8 stock split on August 15, 2011.

See independent accountants' review report and notes to these consolidated financial statements.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(for the nine months ended)

	September 30,	September 30,
	2011	2010
Operating Activities:
Net income (loss)	$(108,536)	$225,834
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,289	4,543
Stock based compensation	256,284	-
Change in operating assets and liabilities:
Accounts receivable	12,872	50,110
Other assets	(6,137)	(10,595)
Accounts payable and accrued liabilities	34,804	5,495
Cash provided by operating activities	211,576	275,387

Investing Activities:
Purchases of property and equipment	(11,405)	(286,240)
Cash used in investing activities	(11,405)	(286,240)

Financing Activities:
Borrowings from debt obligations	162,500	252,500
Repayments of debt obligations	(34,173)	(19,443)
Finance costs	-	(3,478)
Stockholder distributions	(122,982)	(142,931)
Cash provided by financing activities	5,345	86,648

Increase in cash and cash equivalents
Cash at beginning of period	205,516	75,794
Cash at end of period	54,791	69,672
	$260,307	$145,466

Supplemental Information:
Interest paid	$19,084	$7,668

See independent accountants' review report and notes to these consolidated financial statements.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1 –  NATURE OF BUSINESS

Health Revenue Assurance Associates, Inc. (the “Company”) is engaged in providing medical coding consulting services pertaining to hospitals and other health care related service providers throughout the United States. The services provided include general consulting, education, training, medical coding auditing, and actual medical coding input services.

Dream Reachers, LLC.  (“Dream Reachers”), a wholly owned subsidiary of the Company, that owns real estate.

APC Audit Pro, Inc, an entity under common control, is engaged in research and development.

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Basis of Consolidation

The consolidated financial statements include the accounts of our one operating Subsidiary. All significant inter-company transactions and balances are eliminated in consolidation.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include revenue recognition, valuation of accounts receivable, stock compensation and useful lives of property and equipment.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company’s cash balances are maintained at various banks that are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Revenue Recognition

The Company earns revenue from three types of service: audits, consulting and training. The Company recognizes revenue as performance occurs. Revenue is recognized when the following four basic criteria are met:  (i) a contract has been entered into with our customers; (ii) delivery has occurred or services have been rendered to our customers; (iii) the fee charged is fixed and determinable as noted in the contract; and (iv) collectability is reasonably assured, as fees for services are remitted in full upon the execution of the contract.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect.  An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts.  Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  Management has determined that no allowance is required at September 30, 2011 and 2010.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over estimated useful asset lives, which range from 5 to 39 years.

Repairs and maintenance are expensed, while additions and betterments are capitalized.  The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gains or losses are reflected in earnings.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with U.S. generally accepted accounting principles. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. For certain of the Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amount approximates fair value because of the short maturities. The fair value of debt is not determinable due to the terms of the debt and the lack of a comparable market for such debt.  These tiers include:

Level 1 Inputs– Quoted prices for identical instruments in active markets.

Level 2 Inputs– Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs– Instruments with primarily unobservable value drivers.

Our financial instruments include cash, trade receivables, accounts payable, accrued expenses and debt. The carrying amounts of cash and trade receivables approximate fair value due to their short maturities.  The Company believes that its indebtedness approximates fair value based on current yields for debt instruments with similar terms.

Research and development

Research and software development costs are expensed as incurred.

Long-Lived Assets

The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying values may no longer be appropriate.  Recoverability of carrying values is assessed by estimating future net cash flows from the assets.  Based on management's evaluations, no impairment charge was deemed necessary at September 30, 2011 and 2010. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions.  Future events and changing market conditions may impact management's assumptions as to sales prices, rental rates, costs, holding periods or other factors that may result in changes in the Company’s estimates of future cash flows.  Although management believes the assumptions used in testing for impairment are reasonable, changes in any one of the assumptions could produce a significantly different result.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising

The cost of advertising is expensed as incurred. Advertising and marketing expenses amounted to approximately $66,000 and $30,000 for the nine months ended September 30, 2011 and 2010, respectively.

Income Taxes

The Company has elected to be treated as a Subchapter S corporation for Federal income tax purposes.  Accordingly, the Company's income or losses are passed through to its shareholder. Federal income tax returns for years prior to 2007 are no longer subject to examination by tax authorities.

The Company follows the provisions of uncertain tax positions as addressed in FASB Accounting Standards Codification 740-10-65-1. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more-likely-than-not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

We evaluated our material tax positions and determined that we did not have any uncertain tax positions requiring recognition of a liability. Our policy is to recognize interest and penalties accrued on uncertain tax positions as part of income tax expense. For the nine months ended September 30, 2011 and 2010, no estimated interest or penalties were recognized for the uncertainty of certain tax positions.

Stock Compensation

The Company accounts for stock-based compensation under the provisions of ASC Topic 718, Compensation—Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date.

Services performed and other transactions settled in the Company’s common stock are recorded at the estimated fair value of the stock issued, if that value is more readily determinable than the fair value of the consideration received.

We recognize the stock-based compensation expense over the requisite service period of the individual grantees, which generally equals the vesting period. All of our stock-based compensation is accounted for as an equity instrument.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260-10 requires the presentation of basic earnings per share and diluted earnings per share.

The Company’s basic earnings per ordinary share is based on net income for the relevant period, divided by the weighted average number of ordinary shares outstanding during the period.   Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.  There were no potential dilutive shares.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3 -  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	September 30,
	2011	2010
Building and improvements	$227,603	$227,603
Furniture	113,838	80,031
Equipment	68,054	51,688
	409,495	359,322
Less - Accumulated depreciation	83,599	49,579
Total	$325,896	$309,743

Depreciation expense for the nine months ended September 30, 2011 and 2010 was $22,000 and $4,000, respectively.

4 –  LINE OF CREDIT

The Company has a $150,000 revolving line of credit with a bank for its general working capital needs. The line of credit is secured by all business assets, collateral, and personal guarantees. The line of credit has an open ended maturity date, is automatically renewed unless cancelled, and incurs interest at the Bank’s prime rate plus 3% for 2011 and 2010. The Bank’s prime rate of interest at September 31, 2011 was 3.25%.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5 –  LONG TERM BORROWINGS

The Company has a term loan with a bank whose proceeds were used for general working capital needs (the “Term Loan”).  The Term Loan was established in March 2009 as a result of a conversion of a revolving line of credit.  The Term Loan is personally guaranteed by one of the Company’s stockholders and is collateralized by the assets of the Company.  Payments of principal and interest are approximately $2,700 per month. The Term Loan matures in five years, and incurs interest at the rate of 6.75% per annum.  Balances due as of September 30, 2011 and 2010 were $74,000 and $99,000, respectively.

The Company’s Subsidiary has a mortgage related to certain real estate which houses the Company’s main offices in Plantation, Florida.   The loan originated July, 2010 in the amount of $192,500 and matures July 2020, when a balloon principal payment of approximately $129,000 becomes due.  The loan is collateralized by the real estate and is personally guaranteed by two stockholders of the Company. Interest is fixed at 6.625% for the first five years of the loan, and converts to an adjustable rate for the second five years at the Federal Funds Rate plus 3.25%, as established by the United State Federal Reserve.   The balance under this mortgage loan as of September 30, 2011 was approximately $183,000. Monthly payments for principal and interest are approximately $1,500 until July 2015, when the total monthly payment may vary due to the adjustable interest rate provision in the note.

On September, 13, 2011, in connection with a possible equity transaction (a Letter of Intent Agreement was entered into but not consummated), the Company received a $150,000 bridge loan (the “Initial Bridge Loan”) from a private equity group.  The Initial Bridge Loan is secured by a promissory note for the amount of the loan, incurs interest at 12% per annum and matures on December 31, 2014.  The Initial Bridge Loan was repaid in October 2011 (see note 9).

Future annual principal payments for the twelve months ending September 30 are as follows:

2012	$33,080
2013	35,023
2014	170,885
2015	5,151
2016	5,151
Thereafter	157,310
Total	$406,600

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6 –  COMMITMENTS

The Company leases certain office facilities and office equipment and under non cancelable operating lease arrangements all of which expire in August 2012.   Monthly payments under the lease agreements are approximately $5,000 as of September 30, 2011.  Future minimum lease payments under these leases are as follows:

Twelve Months Ending September 30:

2012	$54,760
Total	$54,760

7 –  STOCK TRANSACTIONS

On August 15, 2011 HRAA effected an 8 for 1 Stock Split and issued an additional 700 shares to the current owners of the Company. Additionally, the Company hired Keith Siddel and granted 200 shares of Common Stock for his future services. Accordingly the Company treated the issuance of the shares to Mr. Siddel as Stock Compensation. The issuance of the stock has been given retroactive treatment in the financial statements.

8 –  EMPLOYMENT AGREEMENTS

We have entered into employment agreements with our officers and directors.

On July 15, 2011, HRAA entered into an employment agreement with our president and chief executive officer, Andrea Clark. The term of Ms. Clark’s employment agreement is three (3) years, and provides for compensation that includes a base salary of $175,000, incentive awards, as well as a benefit package, including (a) medical, dental, vision, disability and life insurance; (b) profit sharing, stock options and pension plans; (c) education or tuition assistance; (d) air, auto and all related travel expense reimbursement; (e) expense allowance; and (f) relocation, moving, home office expense reimbursement.

On July 15, 2011, HRAA entered into an employment agreement with our chief operating officer, Robert Rubinowitz. The term of Mr. Rubinowitz’s employment agreement is three (3) years, and provides for compensation that includes a base salary of $175,000, incentive awards, as well as a benefit package, including (a) medical, dental, vision, disability and life insurance; (b) profit sharing, stock options and pension plans; (c) education or tuition assistance; (d) air, auto and all related travel expense reimbursement; (e) expense allowance; and (f) relocation, moving, home office expense reimbursement.

On August 15, 2011, HRAA entered into an employment agreement with our chief administrative officer, Keith Siddel. The term of Mr. Siddel employment agreement is three (3) years, and provides for compensation that includes a base salary of $175,000, incentive awards, as well as a benefit package, including (a) medical, dental, vision, disability and life insurance; (b) profit sharing, stock options and pension plans; (c) education or tuition assistance; (d) air, auto and all related travel expense reimbursement; (e) expense allowance; and (f) relocation, moving, home office expense reimbursement.

These employment agreements are effective as of October 1, 2011.

9 –  CONCENTRATIONS

Sales to one customer were approximately 16% of net sales for the nine months ended September 30, 2011.  Sales to one customer were 18% of net sales for the nine months ended September 30, 2010.

One vendor represented more than 10% of the outstanding Accounts Payable balance as of September 30, 2011 and 2010, respectively.

One customer represented over 20% of the Accounts Receivable for the period ended September 30, 2011.

10 –  SUBSEQUENT EVENT

On October 21, 2011, the Company entered into a second Bridge Loan agreement (the “Bridge Loan”) in the amount of $250,000 with a third party lender. The primary purpose is to repay the Initial Bridge Loan and to pay for certain professional fees in connection with a reverse merger with a Public Company. The Bridge Loan incurs interest at the rate of 12% per annum which will be due only in the event the contemplated equity transaction does not materialize. Upon the closing of the transaction, all interest accrued but not paid shall be deemed cancelled and paid in full and the entire principal amount of the note shall be automatically converted into fully paid nonassesssable shares of common stock of the public entity.

On February 2, 2012 the Company enterd into three Convertible Pomissory notes totally $ 313,902. These loans mature on August 1, 2012 automatically converts into Securities if the Company affects a Qualified Financing.

On February 10, 2012 the Company enterd into a Merger agreement with Anvex International, Inc. (a Public Company) which was treated for accounting purposes as a reverse Merger with the Company Considered the accounting acquirer. Each Share of the Company's Common Stock was exchanged for the right to receive 1,271,111 shares of Anvex's Common Stock. The Pro forma earnings share is shown below in footnote 11.

11 - PROFORMA EARNINGS PER SHARE (UNAUDITED)

On February 10, 2012, each share of the Company's Common Stock was exchanged for 1,271,111 shares of Anvex Inernational, Inc.

Following is a pro forma earning per share calculative for the nine months ended September 30, 2011 and 2010

	September 30, 2011	2010
Basic earnings per share;
Shares	1,271,111	1,016,889
EPS	$(0.09)	$0.22